                              ACCOUNTANTS' CONSENT

To the Stockholders and Board of Directors of THE COOPER COMPANIES, INC.

     We consent to incorporation by reference in the Registration Statement Nos. 33-50016 and 33-11298 on Form S-3 and Registration Statement Nos. 33-27938, 33-36325 and 33-36326 on Form S-8 of The Cooper Companies, Inc. of our reports dated January 24, 1994, relating to the consolidated balance sheets of The Cooper Companies, Inc. as of October 31, 1993 and 1992 and the related consolidated statements of operations, stockholders' equity and cash flows and related schedules for each of the years in the three-year period ended October 31, 1993, the balance sheets of CooperSurgical, Inc. as of October 31, 1993 and 1992 and the statements of operations, stockholders' deficit and cash flows and related schedules for each of the years in the three-year period ended October 31, 1993, and the consolidated balance sheets of Hospital Group of America, Inc. as of October 31, 1993, 1992, May 29, 1992 and April 30, 1991 and the related consolidated statements of operations, stockholder's equity and cash flows and related schedules for the year ended October 31, 1993, for the period from May 30, 1992 to October 31, 1992, for the period from June 1, 1991 to May 29, 1992, for the period from May 1, 1991 to May 31, 1991 and for the year ended April 30, 1991, which reports appear in the October 31, 1993 Annual Report on Form 10-K of The Cooper Companies, Inc. We also consent to the reference to us under the heading 'Experts' in such registration statements.

     Our reports dated January 24, 1994, on the aforementioned financial statements contain explanatory paragraphs that express substantial doubt about the ability of The Cooper Companies, Inc., CooperSurgical, Inc. and Hospital Group of America, Inc. to continue as going concerns. The financial statements and financial statement schedules do not include any adjustments that might result from the outcome of these uncertainties.

                                                KPMG PEAT MARWICK


San Francisco, California
January 27, 1994